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                                                                    Exhibit 99.1

THE STANLEY WORKS                                                         [Logo]
Proxy for Special Meeting of Shareholders

[month day], 2002
Solicited on behalf of the Board of Directors

                  The undersigned shareholder of The Stanley Works appoints Stillman B. Brown, John M. Trani and Eileen S. Kraus, or any of them, proxies, with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name of the undersigned at the special meeting of shareholders to be held at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut at [time] on [month day], 2002, and any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

                  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT, IN THE CASE OF REGISTERED HOLDERS, IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSAL LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                      (Please date and sign on the reverse side)


                              FOLD AND DETACH HERE

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[X] Please mark your
    votes as in this
    example.

              The Board of Directors recommends a vote FOR Item 1.
--------------------------------------------------------------------------- ------------- -------------- -------------
                                                                                FOR          AGAINST       ABSTAIN
--------------------------------------------------------------------------- ------------- -------------- -------------
Item 1.  To approve the Agreement and Plan of Merger between The Stanley
Works, Ltd. and The Stanley Works, whereby The Stanley Works will change        |_|            |_|           |_|
its place of incorporation from Connecticut to Bermuda by merging an indirect, wholly-owned subsidiary of The Stanley Works, Ltd. to be named
Stanley Mergerco, Inc. (that will be formed prior to the special meeting)
into The Stanley Works, which will be the surviving entity and become a wholly-owned, indirect subsidiary of The Stanley Works, Ltd., and pursuant to which each share of The Stanley Works will automatically convert into the right to receive a share of The Stanley Works, Ltd. and all current shareholders of The Stanley Works will become shareholders of
The Stanley Works, Ltd.
--------------------------------------------------------------------------- ------------- -------------- -------------

                                                                            I plan to attend the meeting.        |_|

                                                                            CONFIDENTIAL VOTING:
                                                                            MARK AT RIGHT IF
                                                                            YOU THIS VOTE TO
                                                                            REMAIN CONFIDENTIAL.                 |_|

                                                                            Please change my address.            |-|

                                                                            Please sign exactly as
                                                                            name appears hereon.
                                                                            Joint owners should each
                                                                            sign. When signing as
                                                                            attorney, executor,
                                                                            administrator, trustee or
                                                                            guardian, please give
                                                                            full title as such.

                                                                            _______________________________

                                                                            _______________________________
                                                                            SIGNATURE(S),    DATE
                                                                                                     (over)



                              FOLD AND DETACH HERE



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  THIS IS YOUR PROXY,
YOUR VOTE IS IMPORTANT

                          VOTE BY TELEPHONE OR INTERNET

                              QUICK o EASY o IMMEDIATE


You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. Your telephone or Internet vote must be received by 11:59 a.m., New York time on [month day], 2002.


Telephone and Internet proxy voting is permitted under the laws of the state in which The Stanley Works is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.


VOTE BY PHONE:      CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or
                    Canada (this call is toll free) to vote by telephone anytime up to 11:59 a.m., New York time, on [month day], 2002. Enter the control number located on your proxy card and follow the recorded instructions;

                                       OR

VOTE BY INTERNET:   GO TO THE WEBSITE:  http://www.eproxyvote.com/swk1 to vote
                                        ------------------------------
                    over the Internet anytime up to 11:59 a.m., New York time, on [month day], 2002. Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the internet instruction;


                                       OR

VOTE BY MAIL:       Mark, sign and date your proxy card and return it in the
                    postage-paid envelope. Your proxy card must be received by EquiServe prior to the commencement of the special shareholders meeting at [time] on [month day], 2002 unless you attend the meeting, in which event you may deliver your proxy card, or vote by Ballot, at the meeting. If you are voting by telephone or the Internet, please do not mail your proxy card.